Exhibit 99.1

Fortress Biotech Announces Reverse Stock Split

Miami, FL – October 9, 2023 – Fortress Biotech, Inc. (Nasdaq: FBIO) (“Fortress” or the “Company”), an innovative biopharmaceutical company focused on efficiently acquiring, developing and commercializing or monetizing promising therapeutic products and product candidates, announced that it will effect a 1-for-15 reverse stock split of its issued and outstanding common stock. Fortress expects its common stock to begin trading on a split-adjusted basis on the Nasdaq Capital Market as of the commencement of trading on October 10, 2023.

The reverse stock split was approved on August 10, 2023 by Fortress’ Board of Directors and by Fortress’ stockholders at a special meeting held on October 9, 2023, with the authorization to determine the final ratio (within a specified range) having been granted to the Company’s Board of Directors. The reverse stock split is intended to bring the Company into compliance with Nasdaq’s $1.00 per share minimum bid price requirement for continued listing.

Fortress’ common stock will continue to trade on the Nasdaq Capital Market under the symbol “FBIO” following the reverse stock split, with a new CUSIP number of 34960Q307. After the effectiveness of the reverse stock split, the number of outstanding shares of common stock will be reduced from approximately 134.1 million to approximately 8.9 million, subject to adjustment to give effect to the treatment of any fractional shares that stockholders would have received in the reverse stock split. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to a fractional share will receive a proportional cash payment.

Fortress’ transfer agent, VStock Transfer, LLC, is acting as the exchange and paying agent for the reverse stock split. VStock Transfer, LLC will provide instructions to stockholders regarding the process for exchanging physical share certificates. Fortress does not expect that stockholders holding their shares in book-entry form or through a bank, broker or other nominee need to take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or other nominee with any procedural questions. Additional information concerning the reverse stock split can be found in Fortress’ definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 25, 2023.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is an innovative biopharmaceutical company focused on efficiently acquiring, developing and commercializing or monetizing promising therapeutic products and product candidates. The company has eight marketed prescription pharmaceutical products and over 25 programs in development at Fortress, at its majority-owned and majority-controlled partners and subsidiaries and at partners and subsidiaries it founded and in which it holds significant minority ownership positions. Such product candidates span six large-market areas, including oncology, rare diseases and gene therapy, which allow it to create value for shareholders. Fortress advances its diversified pipeline through a streamlined operating structure that fosters efficient drug development. The Fortress model is focused on leveraging its significant biopharmaceutical industry expertise and network to further expand the company’s portfolio of product opportunities. Fortress has established partnerships with some of the world’s leading academic research institutions and biopharmaceutical companies to maximize each opportunity to its full potential, including

AstraZeneca, City of Hope, Fred Hutchinson Cancer Center, St. Jude Children’s Research Hospital, Nationwide Children’s Hospital and Sentynl. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “we”, “us” and “our” may refer to Fortress individually or together with one or more partner companies, as dictated by context. Such statements include, but are not limited to, our ability to effectuate the reverse stock split, any statements relating to our growth strategy and product development programs, ability to generate shareholder value, ability of our products to receive necessary approvals, including FDA approval, ability of our products and therapies to help patients and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include, risks relating to: our growth strategy; financing and strategic agreements and relationships; our need for substantial additional funds and uncertainty relating to financings; our ability to identify, acquire, close and integrate product candidates successfully and on a timely basis; our ability to attract, integrate and retain key personnel; the early stage of products under development; the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials; the ability to secure and maintain third-party manufacturing, marketing and distribution of our and our partner companies’ products and product candidates; government regulation; patent and intellectual property matters; competition; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K filed on March 31, 2023, subsequent Reports on Form 10-Q, and our other filings we make with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Company Contact:

Jaclyn Jaffe

Fortress Biotech, Inc.

(781) 652-4500

ir@fortressbiotech.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com